                                  SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]      Definitive Information Statement


                         Enterprise Accumulation Trust
-------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No Fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

-Enterprise Group of Funds LOGO-
--------------------------------------------------------------------------------

September 20, 2001

Dear Contractholder:

     We are pleased to enclose an information statement about a matter affecting one of the portfolios of Enterprise Accumulation Trust ("EAT"): the High-Yield Bond Portfolio (the "Portfolio"). The matter concerns a change in ownership of Caywood-Scholl Capital Management, the investment subadviser (the "Portfolio Manager") to the Portfolio.

     On July 23, 2001, Allianz AG acquired substantially all of the outstanding shares of capital stock of Dresder Bank AG, the ultimate parent of the Portfolio Manager (the "Transaction"). The Transaction closed on July 23, 2001 and resulted in a change in control of the Portfolio Manager.

     As a result of the change in ownership, the Portfolio Manager's Agreement with respect to the High-Yield Bond Portfolio terminated automatically as a matter of law. The Board of Trustees of EAT, acting pursuant to an exemptive order granted by the Securities and Exchange Commission, approved a new Portfolio Manager's Agreement with the Portfolio Manager, effective as of July 23, 2001.

     The management fees paid by the Portfolio to the Portfolio Manager will not change as a result of the new Portfolio Manager's Agreement. The terms of the new Portfolio Manager's Agreement with the Portfolio Manager are substantially the same as the terms of the prior agreement in all material respects. The management fees paid to and the services provided by the Portfolio Manager will not change.

     These materials are provided to you for your information. YOU ARE NOT BEING ASKED TO VOTE OR OTHERWISE RESPOND TO THIS MAILING.

     We encourage you to read the attached information statement, which more fully describes the Transaction and the Board of Trustees' approval of the new Portfolio Manager's Agreement. We look forward to working with Caywood-Scholl Capital Management to assist you in working toward your investment goals. Thank you for your continued support.

Sincerely,

/s/ VICTOR UGOLYN

Victor Ugolyn
Chairman, President, and Chief Executive Officer

                         ENTERPRISE ACCUMULATION TRUST
                           HIGH-YIELD BOND PORTFOLIO

                            ATLANTA FINANCIAL CENTER
                      3343 PEACHTREE ROAD, N.E., SUITE 450
                             ATLANTA, GA 30326-1022
                             ---------------------

                       PRELIMINARY INFORMATION STATEMENT
                             ---------------------

                               SEPTEMBER 20, 2001

     This information statement is being provided to the contractholders of the High-Yield Bond Portfolio (the "Portfolio") of Enterprise Accumulation Trust ("EAT") to inform contractholders of the Portfolio about the implementation of a new subadvisory agreement with their existing subadviser, Caywood-Scholl Capital Management ("Caywood-Scholl"). This information statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order that EAT and its investment adviser, Enterprise Capital Management, Inc. ("Enterprise Capital"), received from the Securities and Exchange Commission (the "SEC"). The order permits Enterprise Capital to appoint new subadvisers (each a "Portfolio Manager") and to make changes to existing subadvisory agreements with the approval of EAT's Board of Trustees (the "Board" or the "Trustees"), but without obtaining contractholder approval. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This information statement will be mailed on or about September 20, 2001. The cost of this information statement will be paid by Caywood-Scholl or its affiliates.

     Shares of beneficial interest ("Shares") of EAT are presently sold to MONY Life Insurance Company ("MONY") and its affiliate, MONY Life Insurance Company of America ("MONY America") for allocation to variable accounts established by MONY and MONY America (collectively, the "Variable Accounts") to provide benefits to contractholders ("Contractholders") of variable annuity and variable life insurance contracts ("Contracts") issued by those companies.

     As of September 1, 2001, there were           Shares outstanding of the
Portfolio. As of September 20, 2001, MONY and MONY America owned all of the outstanding Shares of EAT. Although shares held in the Variable Accounts generally will be voted in accordance with instructions received from Contractholders, if voting were required, EAT might nevertheless be deemed to be controlled by MONY and MONY America by virtue of the definition of "control" contained in the Investment Company Act of 1940, as amended ("1940 Act"). MONY and MONY America disclaim such control.

     As of September 1, 2001, there were           shares outstanding of the
Portfolio.

EAT REPORTS

     Contractholders can find out more about the Portfolio in EAT's most recent annual and semi-annual reports, which have been furnished to contractholders. Contractholders may request another copy of these reports without charge by writing to The MONY Group Inc., 1740 Broadway, New York, New York 10019, or by calling 800-432-4320.

INTRODUCTION

     The Portfolio is an investment portfolio of EAT, a Massachusetts business trust. Enterprise Capital, located at Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326-1022, serves as investment adviser to the Fund. EGF is a party to an investment advisory agreement with Enterprise Capital, dated July 1, 1999 (the "Advisory Agreement"). Enterprise Capital is a wholly-owned subsidiary of MONY Life Insurance Company, which in turn is wholly-owned by The MONY Group Inc. Enterprise Fund Distributors, Inc. is EGF's principal underwriter, and its address is 3343 Peachtree Road N.E., Suite 450, Atlanta, Georgia 30326-1022. Enterprise Capital also provides investment advisory services to the Enterprise Group of Funds, Inc. ("EGF"). The High-Yield Bond Fund of EGF has an identical investment objective to the High-Yield Bond Portfolio of EAT.

     Caywood-Scholl, located at 4350 Executive Drive, Suite 125, San Diego, CA 92121, has served as Portfolio Manager to the Portfolio since November 18, 1994, pursuant to an investment subadvisory agreement with the Portfolio (the "Portfolio Manager's Agreement"). Caywood-Scholl is a wholly-owned subsidiary of Dresdner RCM Global Investors US Holdings LLC ("US Holdings"). US Holdings in turn is wholly-owned by Dresdner Bank AG ("Dresdner Bank"). Caywood-Scholl is not affiliated with Enterprise Capital or EAT other than by reason of serving as a Portfolio Manager to the Portfolio.

     Caywood-Scholl recently underwent a "change of control" as a result of the consummation of the transaction described below (the "Transaction"), resulting in the assignment (as that term is defined in the 1940 Act) and, therefore, automatic termination of the Portfolio Manager's Agreements. In light of this, the Board, at the request of Enterprise Capital, considered and approved new investment subadvisory agreements on June 22, 2001, among Enterprise Capital, Caywood-Scholl and EAT with terms that are substantially identical to the Portfolio Manager's Agreement (the "New Portfolio Manager's Agreement"). The New Portfolio Manager's Agreement took effect on July 23, 2001.

     As a matter of regulatory compliance, we need to send you this information statement, which describes the recent transaction and the terms of the New Portfolio Manager's Agreement that EAT's Directors have approved.

INFORMATION ABOUT THE TRANSACTION

     All information in this information statement about the Transaction has been provided to EAT by Caywood-Scholl.

DESCRIPTION OF THE TRANSACTION

     On July 23, 2001, Allianz AG ("Allianz") acquired substantially all of the outstanding shares of capital stock of Dresdner Bank, the ultimate parent of Caywood-Scholl. As a result of the transaction, Allianz AG now has more than $1 trillion in assets under management.

DESCRIPTION OF ALLIANZ AG AND ITS AFFILIATES

     The following is a description of Allianz, which is not affiliated with Enterprise Capital or EAT other than by reason of Caywood-Scholl serving as Portfolio Manager of the Portfolio.

     Allianz owns substantially all of the outstanding shares of capital stock of Dresdner Bank, which wholly owns US Holdings. US Holdings, a registered investment adviser, in turn wholly owns Caywood-Scholl.

     Allianz's principal executive offices are located at Koeniginstrasse 28, D-80802, Munich, Germany. Allianz acts as a reinsurance company and a holding company for the Allianz Group, which is one of the world's leading financial service providers, offering insurance and asset management products and services through property-casualty insurance, life and health insurance, and financial services business segments. Allianz engages in financial services operations through over 850 subsidiaries with approximately 120,000 employees in more than 70 countries around the world. Allianz had total assets at December 31, 2000 of $371.9 billion (440.0 billion Euros), net income for the year ended December 31, 2000 of $2.9 billion (3.5 billion Euros) and total income for the year ended December 31, 2000 of $65.0 billion (76.9 billion Euros).

DESCRIPTION OF CAYWOOD-SCHOLL

     Caywood-Scholl is registered as an investment adviser with the SEC and is wholly owned by US Holdings. Caywood-Scholl, which together with its predecessors has been in operation since 1986, is actively engaged in providing investment management and investment advisory services to institutions, collective investment vehicles (including mutual funds), and individual clients. The elements of such services may include one or more of the following: 1) Assisting the client in the development and subsequent modification of appropriate investment objectives, guidelines, and restrictions; 2) Determining an appropriate investment strategy, consistent with the investment objectives, guidelines, and restrictions established by the client, and reviewing and modifying such strategy through meetings and consultations with the client or its agents from time to time; 3) Implementing the investment strategy through purchase and sale of securities and/or other financial instruments, the exercise of options, warrants, and subscription rights, and the investment and re-investment of cash balances for the client's account; 4) Providing information and instructions to the custodian (or trustee) of the client's account so that transactions for the account are settled in an accurate and timely manner, and reconciling its records with those of the custodian (or trustee) on a periodic basis; 5) Monitoring the individual instruments held in the account so that the individual instruments and the overall portfolio remain consistent with the investment strategy for the account as well as the client's investment objectives, guidelines, and restrictions; 6) Valuing securities and other financial instruments held in the portfolio; 7) Evaluating proxy statements and proposed corporate actions, providing advice related to proxy voting and voting proxies; and 8) Furnishing reports to the client on a periodic basis concerning account activity and performance. As of December 31, 2000, Caywood-Scholl had assets under management of approximately $1.5 billion.

     As compensation for the services rendered, Caywood-Scholl receives a monthly fee from Enterprise Capital computed at the annual rate based on average of the daily closing net asset value of the Portfolio advised by Caywood-Scholl during such month, as set forth in the table below. The table also sets forth the aggregate subadvisory fees paid to Caywood-Scholl during the Portfolio's fiscal year ended December 31, 2000.

            FUNDS                          FEE RATE               AGGREGATE SUBADVISORY FEES
 High-Yield Bond Fund            Annual rate of 0.30% of the               $285,952
                                 average daily net assets of
                                 the Fund advised by Caywood-
                                 Scholl for the first
                                 $100,000,000; annual rate of
                                 0.25% of the average daily
                                 net assets of the Fund
                                 advised by Caywood-Scholl
                                 for over $100,000,000

     Information about the directors and principal executive officer of Caywood-Scholl is set forth below. Unless otherwise stated, the principal occupation of each person listed below is his or her position with Caywood-Scholl. Unless otherwise indicated, the address of each person listed below is the principal office of Caywood-Scholl set forth above.

     James R. Caywood CFA -- Vice Chairman, Managing Director, Chief Executive Officer and Chief Investment Officer (born in 1941).

     Eric K. Scholl -- President, Managing Director and Portfolio Manager.

     Salim Shah, CFA -- Director and Portfolio Manager.

     Thomas W. Saake -- Director and Portfolio Manager.

     Luke D. Knecht, CFA -- Chairman. Principal occupation is Head of the Fixed Income Management Group and Director of Fixed Income Research at Dresdner RCM Global Investors LLC.

     John L. Bernard -- Director. Principal Occupation is Managing Director and Fixed Income Portfolio Manager at Dresdner RCM Global Investors LLC.

     Dora Fong -- Director. Principal Occupation is Director of Finance at Dresdner RCM Global Investors LLC.

     Richard L. Argyle, CFA -- Director and Portfolio Manager.

     James A. Magdlen, CFA -- Director and Portfolio Manager.

     Thomas W. Saake -- Director and Portfolio Manager.

     Caywood-Scholl does not act as an investment adviser with respect to any other fund having a similar investment objective to the Portfolio.

     Caywood-Scholl is not affiliated with any broker/dealers and therefore no brokerage commissions have been paid to an affiliated broker/dealer of Caywood-Scholl.

THE AGREEMENT

THE PORTFOLIO MANAGER'S AGREEMENT

     Caywood-Scholl has served as Portfolio Manager of the Portfolio since inception of the Portfolio on November 18, 1994.

     Under the terms of the Portfolio Manager's Agreement, Caywood-Scholl is responsible for making investment decisions and placing orders for the purchase and sale of the Fund's investments directly with the issuers or with brokers or dealers selected by it at its discretion. Caywood-Scholl also furnishes the Board, which has overall responsibility for the business and affairs of the Portfolio, periodic reports on the investment performance of the Portfolio.

     Caywood-Scholl is obligated to manage the Portfolio in accordance with applicable laws and regulations. The investment advisory services of Caywood-Scholl to the Portfolio are not exclusive under the terms of the Portfolio Manager's Agreement. Caywood-Scholl is free to, and does, render investment advisory services to others.

     Consistent with the requirements of the 1940 Act, the Portfolio Manager's Agreement provides that Caywood-Scholl generally is not liable to the Portfolio for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by Caywood-Scholl under the Portfolio Manager's Agreement, or otherwise, except by reason of willful misfeasance, bad faith or gross negligence in the performance of Caywood-Scholl's duties or by reason of its reckless disregard of its obligations and duties under the Portfolio Manager's Agreement.

     The Portfolio Manager's Agreement may be terminated by EAT without penalty upon 30 days' written notice to Enterprise Capital and Caywood-Scholl at any time, by vote of the Board or by a vote of the holders of a majority of the Portfolio's outstanding shares voting as a single class. Enterprise Capital may terminate the Portfolio Manager's Agreement without penalty by 30 days written notice to Caywood-Scholl and Caywood-Scholl may terminate the Portfolio Manager's Agreement without penalty by 30 days written notice to Enterprise Capital. As noted above, the Portfolio Manager's Agreement terminates automatically in the event of its "assignment" (as defined in the 1940 Act), unless an order is issued by the SEC conditionally or unconditionally exempting such assignment from the provision of Section 15(a) of the 1940 Act, in which event the Portfolio Manager's Agreement will remain in full force and effect.

THE NEW PORTFOLIO MANAGER'S AGREEMENTS

     The New Portfolio Manager's Agreement is substantially identical to the Portfolio Manager's Agreement, and the fees payable to Caywood-Scholl will not change. A form of the New Portfolio Manager's Agreement is attached to this information statement as Appendix A. As noted previously, Caywood-Scholl does not anticipate that the transaction will cause any reduction in the quality or types of services now provided to the Portfolio or have an adverse effect on Caywood-Scholl's ability to fulfill its obligations to the Portfolio or EAT. There has been no change in the investment philosophies and practices followed by the Fund. There is no change in subadvisory fees for the Portfolio. Caywood-Scholl has advised the Portfolio and EAT that it currently anticipates that the same persons responsible for management of the Portfolio under the Portfolio Manager's Agreement will continue to be responsible for management of the Portfolio under the New Portfolio Manager's Agreement.

     On June 22, 2001, the New Portfolio Manager's Agreement was approved unanimously by the Board, including all of the Directors who are not parties to the New Portfolio Manager's Agreement or "interested persons" (as defined in the 1940 Act) of any such party (other than as Directors of EAT).

     The New Portfolio Manager's Agreement will remain in effect for one year from the date it took effect and, unless earlier terminated, will continue from year to year with respect to the fund thereafter, provided that such continuance is approved annually, with respect to the Portfolio (i) by the Board or by the vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, (ii) by a majority of the Directors who are not parties to the New Portfolio Manager's Agreement or "interested persons" (as defined in the 1940 Act) of any such party (other than as Directors of EAT).

EVALUATION BY THE BOARD OF TRUSTEES

     The Board has determined that, in approving the New Portfolio Manager's Agreement on behalf of the Portfolio, the Portfolio can best assure that services provided to the Portfolio by Caywood-Scholl, its officers and employees, will continue without interruption after the Transaction. The Board believed that, like the Portfolio Manager's Agreement, the New Portfolio Manager's Agreement enables the Portfolio to obtain high quality services at a cost that is appropriate, reasonable, and in the best interests of the Portfolio and its Contractholders.

     In determining whether it was appropriate to approve the New Portfolio Manager's Agreement, the Board, including the Trustees who are not parties to the New Portfolio Manager's Agreement or "interested persons" (as defined in the 1940 Act) of such parties, considered various materials and representations provided by Caywood-Scholl, including information concerning the continued employment of senior management and investment professionals by Caywood-Scholl after the Transaction.

     Information considered by the Trustees included, among other things, the following: (1) Caywood-Scholl's representation that the same persons responsible for management of the Portfolio currently are expected to continue to manage the Portfolio under the New Portfolio Manager's Agreement, thus helping to ensure continuity of management; (2) the compensation to be received by Caywood-Scholl under the New Portfolio Manager's Agreement is the same as the compensation paid under the corresponding Portfolio Manager's Agreement, which the Board previously has determined to be fair and reasonable; (3) the commonality of the terms and provisions of the New Portfolio Manager's Agreement with the terms of the corresponding Portfolio Manager's Agreement; (4) the nature and quality of the services rendered by Caywood-Scholl under the Portfolio Manager's Agreement;
(5) the results achieved by Caywood-Scholl for the Portfolio; and (6) the high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of Caywood-Scholl.

     After consideration of the above factors, and such other factors and information it considered relevant, the Board unanimously approved the New Portfolio Manager's Agreement.

SHAREHOLDER INFORMATION

     To the knowledge of EAT, as of September 1, 2001, no single person or "group" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), had the power to direct the vote of more than 5% of the outstanding shares of the Fund. As of the same date, the Trustees and officers of EGF, individually and as a group, owned beneficially or of record, less than one percent of the Portfolio's outstanding shares.

                                          By Order of the Board of Trustees,

                                          /s/CATHERINE R. MCCLELLAN
                                          Catherine R. McClellan
                                          Secretary

                                                                      APPENDIX A

                           HIGH YIELD BOND PORTFOLIO
                                       OF
                         ENTERPRISE ACCUMULATION TRUST
                             ---------------------

                         PORTFOLIO MANAGER'S AGREEMENT
                             ---------------------

     THIS AGREEMENT, made the           day of           , 2001, is among
Enterprise Accumulation Trust (the "Fund"), a Massachusetts business trust, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and Caywood-Scholl Capital Management, a Delaware limited liability, Dresdner RCM Global Investors LLC Company (hereinafter referred to as the "Portfolio Manager").

BACKGROUND INFORMATION

     (A) The Adviser has entered into an Investment Adviser's Agreement dated as of September 14, 1987, with the Fund ("Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the Portfolios of the Fund (the "Portfolios"), and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as Portfolio Managers to the Portfolios of the Fund.

     (B) The parties hereto wish to enter into an agreement whereby the Portfolio Manager will provide to the High Yield Bond Portfolio of the Fund (the "High Yield Portfolio") securities investment advisory services for that Fund.

WITNESSETH THAT:

     In consideration of the mutual covenants herein contained, the Fund, Adviser and the Portfolio Manager agree as follows:

          (1) The Fund and Adviser hereby employ the Portfolio Manager to render certain investment advisory services to the High Yield Portfolio, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

          (2) The Portfolio Manager shall furnish the High Yield Portfolio advice with respect to the investment and reinvestment of the assets of the High Yield Portfolio, or such portion of the assets of the High Yield Portfolio as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations applicable to the High Yield Portfolio which are set forth in the Fund's most recent Registration Statement.

          (3) The Portfolio Manager shall perform a monthly reconciliation of the High Yield Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

          (4) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. The Portfolio Manager has no authority to act for or represent the Fund or the Portfolios in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the Portfolios.

          (5) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the Portfolio.

          (6) (a) The Adviser agrees to pay the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth
     (20th) day after the close of each calendar month, a sum equal to 0.025 of 1% of the average of the daily closing net asset value of the High Yield Portfolio managed by the Portfolio Manager during such month (that is, 0.30 of 1% per year) for the first $100,000,000 of assets under management; and a sum equal to 0.0208 of 1% of the average of the daily closing net asset value of the High Yield Portfolio during such month (that is, 0.25 of 1% per year) for assets over $100,000,000.

          (6) (b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

          (6) (c) For the purposes of this Paragraph 6, the daily closing net asset values of the Portfolio shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the High Yield Portfolio shares.

          (7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder.

          (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the High Yield Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the High Yield Portfolio or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder.

          (9) The Portfolio Manager will take necessary steps to prevent the investment professionals of the Portfolio Manager who are responsible for investing assets of the High Yield Portfolio from taking, at any time, a short position in any shares of any holdings of the High Yield Portfolio for any accounts in which such individuals have a beneficial interest, excluding short positions, including without limitation, short against-the-box positions, effected for tax reasons. The Portfolio Manager also will cooperate with the Fund in adopting a written policy prohibiting insider trading with respect to High Yield Portfolio transactions insofar as such transactions may relate to the Portfolio Manager.

          (10) In connection with the management of the investment and reinvestment of the assets of the High Yield Portfolio, the Portfolio Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the High Yield Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of portfolio securities for the High Yield Portfolio. Subject to this primary requirement, and maintaining as its first consideration the benefits for the High Yield Portfolio and its shareholders, the Portfolio Manager shall have the right, subject to the approval of the Board of Trustees of the Portfolio and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the High Yield Portfolio, the Adviser, or the Portfolio Manager and, subject to the Conduct Rules of the National Association of Securities Dealers, Inc., to select brokers and dealers who sell shares of the Portfolios.

          (11) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Trustees, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15 (a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

          (12) Subject to prior termination as provided above, this Agreement
     shall continue in force from the date of execution until                ,
     2002, and from year to year thereafter if its continuance after said date:
     (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Trustees of the Fund, including a majority of those Trustees who are not parties to this Agreement of interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          (13) The Adviser shall indemnify and hold harmless the Portfolio Manager, its officers and Trustees and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Portfolio Manager's Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons.

          The Portfolio Manager shall indemnify and hold harmless the Adviser and each of its Trustees and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Portfolio Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of this Paragraph 13.

          (14) Except as otherwise provided in Paragraph 13 hereof and as may be required under applicable federal law, this Portfolio Manager's Agreement shall be governed by the laws of the State of Georgia.

          (15) The Portfolio Manager agrees to notify the parties within a reasonable period of time regarding a material change in the membership of the Portfolio Manager.

          (16) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

          (17) Unless otherwise permitted, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing:

        by the Portfolio Manager:

               James R. Caywood
           Managing Director and Chief Executive Officer
           Caywood-Scholl Capital Management, Dresdner RCM Global Investors LLC
               Company
           4350 Executive Drive, Suite 125
           San Diego, CA 92121

        by the Adviser:

               Enterprise Capital Management, Inc.
           3343 Peachtree Road, N.E., Suite 450
           Atlanta, GA 30326-1022

        by the Portfolio:

               The Enterprise Group of Funds, Inc. c/o Enterprise Capital Management, Inc.
           3343 Peachtree Road, N.E., Suite 450
           Atlanta, GA 30326-1022

        or by such other person or persons at such address or addresses as shall be specified by the applicable party, in each case, in a notice similarly given. Each party may rely upon any notice or other communication from the other reasonably believed by it to be genuine.

          (18) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

          (19) This Agreement constitutes the entire agreement between the Portfolio Manager, the Adviser and the Fund relating to the High Yield Portfolio.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, as of the date first above written.

                                                  ENTERPRISE ACCUMULATION TRUST

ATTEST:          /s/ CATHERINE MCCLELLAN          By: /s/ VICTOR UGOLYN
         ---------------------------------------      -------------------------------------------
                        Secretary                     Victor Ugolyn, Chairman, President
                                                      and Chief Executive Officer

                                                  ENTERPRISE CAPITAL MANAGEMENT, INC.

ATTEST:          /s/ CATHERINE MCCLELLAN          By: /s/ VICTOR UGOLYN
         ---------------------------------------      -------------------------------------------
                        Secretary                     Victor Ugolyn, Chairman, President
                                                      and Chief Executive Officer

                                                  CAYWOOD-SCHOLL CAPITAL MANAGEMENT, DRESDNER RCM
                                                  GLOBAL INVESTORS LLC COMPANY

ATTEST:              /s/ SALIM SHAH               By: /s/ JAMES R. CAYWOOD
         ---------------------------------------      -------------------------------------------
                        Secretary

ENTERPRISE ACCUMULATION TRUST ENVELOPE